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                                                                                                                         Exhibit N

Metris Receivables, Inc.                                                    Metris Master Trust                     Monthly Report
Securityholders' Statement                                                     Series 1999-2                              Aug-2000
Section 5.2                                                                     Class A             Class B              Total
(i) Security Amount ..................................................       500,000,000.00      49,450,550.00      549,450,550.00
(ii) Security Principal Distributed ..................................                 0.00                 --                0.00
(iii) Security Interest Distributed ..................................         2,975,000.00                 --        2,975,000.00
(iv) Principal Collections ...........................................        25,838,688.67       2,555,474.73       28,394,163.40
(v) Finance Charge Collections .......................................        11,402,657.39       1,127,735.35       12,530,392.74
       Recoveries ....................................................           233,870.05          23,130.01          257,000.06
       Principal Funding Account Investment Earnings .................                 0.00               0.00                0.00
       Accumulation Period Reserve Account Investment Earnings .......                 0.00               0.00                0.00
         Total Finance Charge Collections ............................        11,636,527.44       1,150,865.36       12,787,392.80
Total Collections ....................................................        37,475,216.11       3,706,340.09       41,181,556.20
             (vi) Aggregate Amount of Principal Receivables ..........                   --                 --    5,649,574,562.65
       Invested Amount (End of Month) ................................       500,000,000.00      49,450,550.00      549,450,550.00
       Floating Allocation Percentage ................................            8.8502239%         0.8752969%          9.7255208%
       Fixed/Floating Allocation Percentage ..........................            8.8502239%         0.8752969%          9.7255208%
       Invested Amount (Beginning of Month) ..........................       500,000,000.00      49,450,550.00      549,450,550.00
       Average Daily Invested Amount .................................                   --                 --      549,450,550.00
(vii) Receivable Delinquencies (As a % of Total Receivables)
       Current .......................................................                   --              85.48%   5,040,761,057.10
       30 Days to 59 Days (1 to 29 Days Contractually Delinquent) ....                   --               6.66%     392,631,694.88
       60 Days to 89 Days (30 to 59 Days Contractually Delinquent) ...                   --               2.46%     145,311,073.31
       90 Days and Over (60+ Days Contractually Delinquent) ..........                   --               5.40%     318,613,042.85
Total Receivables ....................................................                   --             100.00%   5,897,316,868.14
                (viii) Aggregate Investor Default Amount .............                   --                 --        5,360,617.64
         As a % of Average Daily Invested Amount

  (Annualized based on 366 days/year) ................................                   --                 --               11.52%
(ix) Charge-Offs .....................................................                 0.00               0.00                0.00%
(x) Servicing Fee ....................................................                   --                 --          930,763.23
(xi) Unreimbursed Redirected Principal Collections ...................                   --                 --                0.00
(xii) Excess Funding Account Balance .................................                   --                 --       31,700,000.00
(xiii) New Accounts Added ............................................                   --                 --          157,373.00
(xiv) Average Gross Portfolio Yield ..................................                   --                 --               27.48%
         Average Net Portfolio Yield .................................                   --                 --               15.96%
(xv) Minimum Base Rate ...............................................                   --                 --                9.14%
        Excess Spread ................................................                   --                 --                6.82%
(xvi) Principal Funding Account Balance ..............................                   --                 --                0.00
(xvii) Accumulation Shortfall ........................................                   --                 --                0.00
(xviii) Scheduled date for the commencement of the Accumulation Period                   --                 --           July 2005
        Accumulation Period Length ...................................                   --                 --                 N/A
(xix) Principal Funding Account Investment Proceeds Deposit ..........                   --                 --                0.00
        Required Reserve Account Amount ..............................                   --                 --                0.00
        Available Reserve Account Amount .............................                   --                 --                0.00
        Covered Amount ...............................................                   --                 --                0.00
(xx) Aggregrate Interest Rate Caps Notional Amount ...................                   --                 --      500,000,000.00
        Deposit to the Caps Proceeds Account .........................                   --                 --                0.00
(xxi) Policy Claim Amount ............................................                   --                 --                0.00

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